Exhibit 10.1

MMODAL INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between MModal Inc. (f/k/a MedQuist Holdings Inc.) (the “Company”) and                     (“Participant”) as of this      day of             , 201   (the “Effective Date”).

WHEREAS, the Company has adopted the MedQuist Holdings Inc. 2010 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to award Restricted Stock Units to Participant, subject to the Plan and the terms and conditions contained in this Agreement; and

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

Grant of Restricted Stock Units.

Grant. The Company hereby grants to Participant a total of [—] Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Restricted Stock Units shall be credited to a separate account maintained for Participant on the books of the Company (the “Account”). On any given date, the value of each Restricted Stock Unit credited to the Account shall equal the Fair Market Value of one share of Common Stock. The Restricted Stock Units shall vest and settle in accordance with Section 2 hereof.

Incorporation by Reference, etc. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and Participant’s legal representative in respect of any questions arising under the Plan or this Agreement. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award granted thereunder.

Terms and Conditions.

Vesting. Provided Participant remains in continuous service with the Company through each applicable vesting date, 33.3%, 33.3% and 33.4% of the total number of Restricted Stock Units granted pursuant to Section 1 above shall vest and become non-forfeitable on the first, second and third anniversaries of [                    ] respectively, each a “Vesting Date.”

Settlement of Restricted Stock Units. As soon as practicable following each applicable Vesting Date, but no later than March 15 of the year following the year in which the applicable Vesting Date occurs, vested Restricted Stock Units shall be settled by (i) delivering to Participant one share of Common Stock for each vested Restricted Stock Unit and (ii) making a cash payment to Participant equal to the Fair Market Value of any fractional shares of Common Stock in respect of any vested Restricted Stock Units credited to the Account.

Restrictions. The Restricted Stock Units granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. Participant acknowledges and agrees that, with respect to the Restricted Stock Units credited to the Account, Participant has no voting rights with respect to such shares of Common Stock unless and until such Restricted Stock Units are settled in shares of Common Stock pursuant to Section 2(b) hereof.

Relationship to Other Agreements. Except as explicitly set forth in this Agreement, in the event of any conflict between the terms of this Agreement and the terms of any individual employment, consulting or separation agreement between Participant and the Company or an Affiliate then in effect (an “Individual Agreement”), including but not limited to, terms relating to accelerated vesting and the effect of termination of employment, the terms of the Individual Agreement will govern.

Effect of Termination of Employment.

Except as otherwise provided in Section 2(e)(ii), upon the termination of Participant’s employment or service with the Company, any unvested Restricted Stock Units shall immediately and automatically, without any action on the part of the Company, be forfeited without any consideration therefor; provided, however, that Participant is entitled to any vesting with respect to the Restricted Stock Units provided for, in the circumstances in, and subject to, the express terms of an Individual Agreement that is in effect at the time of Participant’s severance. Upon the termination of Participant’s employment or service with the Company for Cause, any Vested Restricted Stock Units which have not been settled prior to the date of such termination of employment or service (the “Termination Date”) shall be forfeited (without payment of any consideration therefor).

In the event of a termination of Participant’s employment or service by the Company without Cause (other than by reason of death or due to Participant’s permanent disability (as determined by the Committee)), any unvested Restricted Stock Unit that is outstanding on the Termination Date shall remain outstanding following the Termination Date and shall either (A) vest on the date on which the Release (as defined below) executed by Participant becomes effective and irrevocable or (B) if the Release has not been executed and become effective and irrevocable by the date which is sixty (60) days following the Termination Date, shall automatically be forfeited without vesting (or payment of any consideration therefor) on such sixtieth (60th) day; provided, however, that Participant is entitled to any vesting with respect to the Restricted Stock Units provided for, in the circumstances in, and subject to, the express terms of an Individual Agreement that is in effect at the time of Participant’s severance. Notwithstanding the foregoing, no unvested Restricted Stock Unit shall vest if Participant’s employment terminates as a result of the Company’s election not to extend the term of an Individual Agreement. For purposes of this Agreement, the “Release” shall mean a release of claims by Participant in favor of the Company and its Affiliates substantially in the form attached to an Individual Agreement or, if none, in the form provided to Participant by the Company in connection with Participant’s termination. Any Restricted Stock Units that vest in accordance with the immediately preceding sentence shall be settled in shares of Common Stock (and cash, if applicable, in accordance with Section 2(b) above) as soon as practicable following the date on which the Release becomes effective and irrevocable, but in no event later than the fifth (5th) business day following the date on which the Release becomes effective and irrevocable.

Solely for purposes of this Agreement, employment or service with the Company will be deemed to include employment or service with any subsidiary or Affiliate of the Company (for only so long as such entity remains a subsidiary or Affiliate).

Tax Withholding. Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required to be withheld by applicable law or regulation in respect of Restricted Stock Units, as applicable, no later than the date of the event creating the tax liability. The Company may, and, in the absence of other timely payment or provision made by Participant that is satisfactory to the Company, shall, to the extent permitted by law, deduct any such tax obligations from payment of any kind otherwise due to Participant, including, but not limited to, by withholding shares from any shares of Common Stock to be delivered hereunder (but in no event will the Company withhold shares having a fair market value in excess of the minimum required tax withholding). In the event that payment to the Company of such tax obligations is made by delivery or withholding of shares of Common Stock, such shares shall be valued at their fair market value on the applicable date for such purposes.

Rights as a Stockholder. Upon and following the delivery of such shares in settlement of the Restricted Stock Units, Participant shall be the record owner of the shares of Common Stock so delivered unless and until such shares of Common Stock are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a holder of shares of Common Stock, including, without limitation, voting rights, if any, with respect to such shares of Common Stock. Prior to the settlement of the Restricted Stock Units in shares of Common Stock, Participant shall not be deemed for any purpose to be the owner of the shares of Common Stock underlying the Restricted Stock Units.

Miscellaneous.

General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. Participant’s interest in the Account shall make Participant only a general, unsecured creditor of the Company.

Restricted Stock Units Subject to the Plan. By entering into this Agreement Participant agrees and acknowledges that Participant has received and read a copy of the Plan and that this grant of Restricted Stock Units is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

Section 409A of the Internal Revenue Code. The intent of the parties is that the payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be exempt from or in compliance therewith, as applicable.

Consent to Electronic Delivery. Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to Participant a paper copy of any document also delivered to Participant electronically. The authorization described in this paragraph may be revoked by Participant at any time by written notice to the Company.

Entire Agreement. This Agreement, including the terms incorporated herein by reference, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.

Severability. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Participant.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Any legal proceeding arising out of or relating to this Agreement will be instituted in [a state or federal court in the State of Delaware], and Participant and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

Amendment. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except as set forth in the Plan.

Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the secretary of the Company at the Company’s principal executive office.

No Rights to Employment. The Restricted Stock Units granted hereunder shall impose no obligation on the Company to continue Participant’s employment or service with the Company as an employee, consultant or director of the Company and shall not interfere with or restrict in any way the right of the Company to remove, terminate or discharge Participant at any time for any reason whatsoever. Neither Participant nor any other Person shall have any claim to be granted any additional Restricted Stock Units or any other Award and there is no obligation under the Plan for uniformity of treatment of Participants, or holders of beneficiaries of Restricted Stock Units or other Awards. The terms and conditions of the Restricted Stock Units granted hereunder or any other Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to Participant and any other recipient of an Award under the Plan need not be the same (whether or not Participant and any other recipients are similarly situated).

Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

Clawback/Forfeiture.

Participant’s Conduct. Notwithstanding anything to the contrary contained herein, if the Company as a result of misconduct or fraud is required to prepare a financial restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, where Participant (i) engaged in fraud resulting in such financial restatement, or (ii) knowingly or through gross negligence engaged in misconduct resulting in such financial restatement, Participant shall forfeit any or all of Restricted Stock Units, whether or not vested, then held by Participant in the Account or any shares of Common Stock and/or cash proceeds received in settlement of such Restricted Stock Units, and shall repay to the Company an amount in cash equal to all or any portion of the sales proceeds received by Participant in connection with the sale or other disposition of any such shares of Common Stock received in settlement of such Restricted Stock Units during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement (or, if no proceeds were received by Participant in any such disposition, an amount equal to the aggregate Fair Market Value of the shares of Common Stock in respect of such Restricted Stock Units so disposed of, determined as of the date of such disposition). For the avoidance of doubt, Participant’s failure to have personal knowledge of the conduct of any other individual that contributed to a financial restatement shall not, in and of itself, be sufficient to trigger this provision.

Conduct of Others or Errors. Notwithstanding anything to the contrary contained herein, Participant shall repay the Company any amount in excess of what Participant should have received under the terms of this Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculation or other administrative error) with respect to any sale or other disposition of any share of Common Stock received in settlement of the Restricted Stock Units granted hereunder during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement or otherwise first discovers the mistake or error and promptly notifies Participant.

Compliance. Participant will agree to revise this Section 4 to the extent necessary for the Company to comply with any regulatory guidance promulgated under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

[Data Privacy.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company and its Affiliates, (including any of their respective payroll administrators), wherever they may be located, (collectively, the “Data Recipients”) for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Data Recipients will collect, hold, and process certain personal information about Participant (including, without limitation, name, home address, telephone number, date of birth, nationality and job detail and details of the Restricted Stock Units granted hereunder and any other Award granted to Participant).

The Data Recipients will treat Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of Participant’s participation in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.

Where the transfer is to a destination outside the jurisdiction in which Participant resides, the Company and its Affiliates (including any of their respective payroll administrators) shall take reasonable steps to ensure that such personal data continues to be adequately protected and securely held. Nonetheless, by accepting the Restricted Stock Units granted hereunder, Participant acknowledges that personal information about Participant may be transferred to a jurisdiction that does not offer the same level of protection as the jurisdiction in which Participant resides. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom he or she may elect to deposit any shares of Common Stock received in settlement of vested Restricted Stock Units. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

Participant may, at any time, view his or her personal data, require any necessary corrections to it or withdraw the consent referenced in this Section 5(d) by contacting the Secretary of the Company. Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the processing of personal data, including the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.]

[No Right to Employment or Additional Restricted Stock Units or Awards. Except as otherwise provided in a Participant’s Individual Agreement, if Participant ceases to be an employee or other service provider to the Company, under no circumstances will Participant be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise. By accepting the Restricted Stock Units granted hereunder, Participant acknowledges and agrees that the Restricted Stock Units granted hereunder and any other Restricted Stock Units or other Awards Participant has been awarded under the Plan and any other Restricted Stock Units or other Awards Participant may be granted in the future, even if such Restricted Stock Units or other Awards are made repeatedly or regularly, and regardless of their amount, (i) are wholly discretionary, are not a term or condition of employment and do not form part of a or contract of employment, or any other working arrangement between Participant and the Company or any of its Affiliates, (ii) do not create any contractual entitlement to receive future Restricted Stock Units or other Awards or to continued employment, and (iii) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by applicable law or as otherwise provided in Participant’s Individual Agreement.]

[Signatures Follow]

IN WITNESS WHEREOF, the Company’s duly authorized representative and Participant have each executed this Restricted Stock Unit Award Agreement on the respective date below indicated.

MMODAL INC.

By:

Name:

Title:

Date:

PARTICIPANT

Signature

Name:

Date: